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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2010

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 8, 2010, the Board of Directors of SED International Holdings, Inc., a Georgia corporation (OTCBB: SECX) (the “Company”), promoted J. Stanley Baumgartner, Jr. to the position of Senior Vice President and Chief Financial Officer.  Mr. Baumgartner joined the Company in November 2010 as Senior Vice President and Special Assistant to the Chief Executive Officer.  Lyle Dickler, previously Chief Financial Officer of the Company, will continue with the Company in his prior capacities as Vice President of Finance, Secretary and Treasurer.

As Senior Vice President and Chief Financial Officer, Mr. Baumgartner will continue to be paid an annual base salary of $185,000, be eligible to participate in the Company’s Senior Management Bonus Plan and health and welfare benefits.

The principal occupation and brief summary of Mr. Baumgartner’s background is as follows:

John Stanley Baumgartner, Jr. (Stan), age 61, joined the Company in November 2010 as Senior Vice President and Special Assistant to the Chief Executive Officer and, in December 2010, was promoted to Senior Vice President and Chief Financial Officer.  Mr. Baumgartner brings to the Company business experience from having served in senior financial, strategic and international positions for public and private companies.  From 2006 to 2010, he served as Group Chief Financial Officer at Pall Corporation (NYSE; Port Washington, NY), a filtration products manufacturer, responsible for Pall’s $1.5 billion Industrial filtration group.  From 2005 to 2006, Mr. Baumgartner was Corporate Controller for Wesco International (NYSE), a distributor of electrical supplies and provider of supply chain services, and from 2003 to 2005, served as Group Controller of Timken Corporation’s (NYSE; Canton, OH) $1.5 billion automotive division with responsibility for integrating a major acquisition and restructuring the division.  Timken is a manufacturer of bearings and alloy steels.  From 2000 to 2003, Mr. Baumgartner served as Chief Financial Officer of ASAT Holdings, Ltd., (Nasdaq; Hong Kong and Boston headquarters), a global provider of  semiconductor package design and test services, where Mr. Baumgartner helped guide the company through strategic transformation as well as the company’s IPO.  He is a CPA and began his career at Deloitte & Touche, LLP.  Mr. Baumgartner graduated from Georgia Institute of Technology with a Bachelor of Science in Industrial Management and from the Harvard Business School where he earned an MBA.

No family relationship exists between Mr. Baumgartner and any director or executive officer of the Company.

Item 5.07.

Submission of Matters to Vote of Security Holders.

On December 8, 2010, the Company held its 2010 Annual Meeting of Shareholders (the “2010 Shareholders Meeting”).  At that meeting, shareholders:

•

Elected four directors (“Election of Directors”); and

•

Provided advisory approval of the appointment of independent auditors for fiscal year 2011 (“Appointment of Auditors”).

The specific votes with respect to aforementioned were as follows:

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1.

Election of directors:

NAME	VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Jonathan Elster	1,824,878	545,704	1,962,383
Arthur Goldberg	1,823,067	547,515	1,962,383
Stephen Greenspan	1,888,182	482,400	1,962,383
J. K. Hage III	1,892,932	477,650	1,962,383

2.

Appointment of Auditors:

VOTES
FOR	AGAINST	ABSTAIN
4,240,264	88,812	3,889

Item 8.01: Other Matters.

On December 13, 2010, the Company issued the press release attached hereto as Exhibit 99.1 announcing the promotion of Mr. Baumgartner, the voting results of the 2010 Shareholders Meeting and that its Board of Directors has reserved an additional $250,000 for repurchases of shares of the Company’s common stock.

Item 9.01:

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Modification Agreement, dated December 8, 2010 to the Employment Agreement of Lyle Dickler

99.1	Press release dated December 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated:  December 13, 2010

By:         /s/ Jonathan Elster

Jonathan Elster,

Chief Executive Officer

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